Exhibit 99.3
Investor Relations Update
October 24, 2024
General Overview

●
Capacity - The Company expects its fourth-quarter capacity to be up approximately 1% to 3% versus the fourth quarter of 2023. The Company expects its full-year capacity to be up approximately 5% to 6% year over year.

●
TRASM - Fourth-quarter total revenue per available seat mile (TRASM) is expected to be down approximately 1% to 3% versus the fourth quarter of 2023. Full-year TRASM is expected to be down approximately 3% to 4% versus 2023.

●	CASM-ex1 - The Company expects its fourth-quarter CASM-ex to be up approximately 4% to 6% and full-year CASM-ex to be up approximately 2% to 3% year over year.

●
Fuel - Based on the October 16, 2024, forward fuel curve, the Company expects to pay an average of between $2.20 and $2.40 per gallon of jet fuel (including taxes) in the fourth quarter and between $2.55 and $2.65 per gallon of jet fuel (including taxes) for the full year. The Company expects to consume between approximately 1,075 and 1,095 million gallons of jet fuel in the fourth quarter and between approximately 4,400 and 4,420 million gallons of jet fuel for the full year.

●
Adjusted operating margin[1] - Based on current assumptions, the Company expects its fourth-quarter adjusted operating margin to be approximately 4.5% to 6.5% and its full-year adjusted operating margin to be approximately 4.5% to 5.5%.

●
Adjusted nonoperating expense[1] - The Company expects its total adjusted nonoperating expense to be approximately $350 million in the fourth quarter. The Company continues to expect its full-year total adjusted nonoperating expense to be approximately $1.44 billion.

●	Taxes - The Company expects a provision for income taxes at an estimated effective tax rate of approximately 26% for the fourth quarter and full year, which is expected to be substantially non-cash.

●
Adjusted EPS[1] - Based on the assumptions outlined above, the Company expects its fourth-quarter adjusted earnings per diluted share to be between $0.25 and $0.50 based on an expected share count of 721.1 million shares. Based on current assumptions, the Company expects its full-year adjusted earnings per diluted share to be between $1.35 and $1.60 using a share count of 719.8 million shares.

●	Free cash flow[2] - Based on current assumptions, the Company expects its full-year free cash flow to be between $1 billion and $1.5 billion.
Notes:

1.
CASM-ex is cost per available seat mile (CASM) excluding fuel and net special items and is a non-GAAP measure. Adjusted operating margin, adjusted nonoperating expense and adjusted earnings per diluted share exclude the impact of net special items and are non-GAAP measures. The Company is unable to reconcile certain forward-looking information to GAAP as the nature or amount of net special items cannot be determined at this time. Please see GAAP to non-GAAP reconciliation at the end of this document.

2.
The Company defines free cash flow as net cash provided by operating activities less net cash used in investing activities, adjusted for (1) net purchases of short-term investments and (2) change in restricted cash. Free cash flow is a non-GAAP measure.

Please refer to the footnotes and the forward-looking statements page of this document for additional information.

Financial Update
October 24, 2024

Q4 2024[1]
Available seat miles (ASMs)	~ +1% to +3% (vs. Q4 23)
TRASM	~ -1% to -3% (vs. Q4 23)
CASM excluding fuel and net special items	~ +4% to +6% (vs. Q4 23)
Average fuel price (incl. taxes) ($/gal)	~ $2.20 to $2.40
Fuel gallons consumed (mil)	~ 1,075 to 1,095
Adjusted operating margin	~ 4.5% to 6.5%
Adjusted nonoperating expense ($ mil)	~ $350
Adjusted earnings per diluted share ($/share)	~ $0.25 to $0.50
Q4 2024 Shares Forecast
Shares (mil)[2]
Earnings level ($ mil)	Basic	Diluted	Addback ($ mil)[3]
Earnings above $106	657.7	721.1	$10
Earnings up to $106	657.7	659.3	—
Net loss	657.7	657.7	—

FY 2024[1]
Available seat miles (ASMs)	~ +5% to +6% (vs. 2023)
TRASM	~ -3% to -4% (vs. 2023)
CASM excluding fuel and net special items	~ +2% to +3% (vs. 2023)
Average fuel price (incl. taxes) ($/gal)	~ $2.55 to $2.65
Fuel gallons consumed (mil)	~ 4,400 to 4,420
Adjusted operating margin	~ 4.5% to 5.5%
Adjusted nonoperating expense ($ bil)	~ $1.44
Adjusted earnings per diluted share ($/share)	~ $1.35 to $1.60
FY 2024 Shares Forecast
Shares (mil)[2]
Earnings level ($ mil)	Basic	Diluted	Addback ($ mil)[3]
Earnings above $492	657.0	719.8	$46
Earnings up to $492	657.0	658.1	—
Net loss	657.0	657.0	—
Notes:

1.
Includes guidance on certain non-GAAP measures, which exclude, among other things, net special items. The Company is unable to reconcile certain forward-looking information to GAAP as the nature or amount of net special items cannot be determined at this time. Please see the GAAP to non-GAAP reconciliation at the end of this document. Numbers may not recalculate due to rounding.

2.	Shares outstanding are based upon several estimates and assumptions, including average per share stock price and stock award activity. The number of shares in actual calculations of earnings per share will likely be different from those set forth above.
3.	Interest addback for earnings per diluted share calculation for 6.5% convertible notes, net of estimated profit sharing and tax effects.
Please refer to the footnotes and the forward-looking statements page of this document for additional information.

GAAP to Non-GAAP Reconciliation
October 24, 2024
The Company sometimes uses financial measures that are derived from the condensed consolidated financial statements or otherwise provided in the form of guidance but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The table below presents the reconciliation of total operating costs (GAAP measure) to total operating costs excluding fuel and net special items (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding fuel and net special items. Management uses total operating costs excluding fuel and net special items and CASM excluding fuel and net special items to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. Additionally, net special items may vary from period-to-period in nature and amount. These adjustments to exclude fuel and net special items allow management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

GAAP to Non-GAAP Reconciliation of Total Operating Costs and CASM ($ mil, except ASM and CASM data)
	Q4 2024 Range[1]		FY 2024 Range[1]
	Low	High	Low	High
Total operating expenses	$12,069	$12,714	$50,334	$51,586
Less fuel expense	2,365	2,628	11,220	11,713
Less operating net special items	—	—	—	—
Total operating expenses excluding fuel and net special items (non-GAAP)	$9,704	$10,086	$39,114	$39,873

Total CASM (cts)	17.13	17.69	17.26	17.52

Total CASM excluding fuel and net special items (cts) (non-GAAP)	13.77	14.03	13.41	13.54
Percentage change compared to 2023 (%)	~ 4.0%	~ 6.0%	~ 2.0%	~ 3.0%

Total ASMs (bil)	70.5	71.9	291.6	294.4

Amounts may not recalculate due to rounding.
Notes:

1.	The Company is unable to reconcile certain forward-looking information to GAAP as the nature or amount of net special items cannot be determined at this time.
Please refer to the footnotes and the forward-looking statements page of this document for additional information.

Forward-Looking Statements
October 24, 2024
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

Please refer to the footnotes and the forward-looking statements page of this document for additional information.